                     SOFTWARE SOURCE CODE LICENSE AGREEMENT

This SOFTWARE SOURCE CODE LICENSE AGREEMENT ("Agreement") is made in consideration of the covenants, representations, and warranties set forth herein and other good and valuable consideration, between MB Software Solutions, Inc., a Texas corporation having its principal place of business at 2225 East Randol
Mill Road, Suite 305 in Arlington, TX ("Licensor") and InnerSpace Corporation, a
Delaware corporation having its principal place of business at 201 Allen Road,
NE, Suite 310 in Atlanta, GA 30328-4864 ("Licensee") as follows:

                                    RECITALS

Licensor owns the collection of computer programs known as OneClaim(R)Plus
("Licensed Programs") and all user documentation relating to the Licensed
Programs ("User Documentation"). Licensed Programs and User Documentation
comprise the "Licensed Software."

Licensee desires to acquire a license to use and modify source code of the
Licensed Programs and to use and modify its User Documentation and to exercise certain license rights with respect to the Licensed Software as set forth below.

The parties hereto hereby agree as follows:

1.       LICENSE
As specified herein during the Term of this Agreement, Licensor grants to
Licensee a non-exclusive, worldwide, fully paid up license ("License") to (a)
use the Licensed Software, (b) use and modify the source code of the Licensed
Programs and User Documentation, and (c) distribute the Licensed Software and modifications thereof to customers of Licensee pursuant to sublicenses. The
Licensed Software shall be modified exclusively by Licensee and/or its employees, contractors or agents. The Licensed Software shall be hosted exclusively by Licensee and/or its employees, contractors or agents on server(s)
through the Internet, World Wide Web, virtual private networks, wide area networks or customer data centers. Licensee shall have the right to market the
Licensed Software on a private label basis. Licensee shall not allow any others to have access to the Licensed Software, either directly or indirectly except pursuant to license agreements, and shall not make or allow others to make copies or reproductions of the Licensed Programs in any form other than for back-up purposes. Licensee is solely responsible for, and will take all reasonable measures necessary to insure that the confidential and proprietary nature of the Licensed Programs is maintained.

For purposes of this Agreement, "Modifications" shall include the
OneClaim(R)Plus Upgrade Tasks described on Exhibit 1 hereto and the conversion of the Licensed Programs to an Internet-native platform. Such Modifications, immediately upon their creation become included in, and a part of, the Licensed
Software. Modifications do not include subsequent changes, alterations, additions of new features or functions, extensions, enhancements, improvements or other derivative works beyond the upgrade tasks described on Exhibit 1 and the initial conversion of the Licensed Programs to a Internet-native platform.

2.       TERM AND TERMINATION OF AGREEMENT
This Agreement is effective upon the Effective Date written on the signature page herein, and will remain in force in perpetuity, unless terminated as provided below ("Term"). Upon the occurrence of any of the events set forth below ("Events of Default"), Licensor shall have the right to terminate this
Agreement by giving written notice of termination, such termination being effective with the giving of such notice: (i) Nonpayment of any amount payable to Licensor that is continuing then (10) calendar days after Licensor gives
Licensee written notice of such nonpayment; (ii) breach by Licensee of any covenant (other than a payment breach referred to in clause (i) above) or any representation or warranty contained in this Agreement that is continuing sixty
(60) calendar days after Licensor gives Licensee written notice of such breach;
provided that if Licensee, using its best efforts, cannot cure such breach within the flat sixty (60) days, the cure period shall be extended by an additional sixty (60) calendar days, the total cure period not to exceed one hundred twenty (120) days; or (iii) Licensee fails to comply with the terms of the license granted under Article 1 hereof and such noncompliance is continuing

Licensor's Initials:_______     page 1 of 9 pages     Licensee's Initials:______

thirty (30) calendar days after Licensor gives Licensee notice of such noncompliance. Upon termination of this Agreement by Licensor, Licensee forfeits and forgoes all license rights with respect to the Licensed Software and shall furnish Licensor an affidavit, executed by Licensee's authorized officer, certifying that all copies of the Licensed Software have been returned to
Licensor, or destroyed, and Licensed Software no longer will be in any use by
Licensee or any Licensee's client, customer or sub-licensee.

Sections 4, 5, 9, 11 and 14 herein, shall survive any termination of this Agreement.

3.       DELIVERY
Contemporaneously with the execution of this Agreement, Licensor shall deliver to Licensee one copy of the Licensed Software.

4.       PAYMENT
Licensee shall pay to Licensor the amount of $125,000.00 ("License Fee") at a time no longer than eight (8) months after the Effective Date ("Settlement
Date"). In addition, Licensee shall pay any sales or other taxes levied on, or measured by, such payment, or arising from the use of the Licensed Software and any parts or maintenance supplied, including without limitation, any additional sales, use, gross receipts, privilege, excise and personal property taxes unless specified otherwise herein.

If, Licensee does not go forward with, or otherwise abandons the use of, the
Licensed Software prior to the Settlement Date in favor of a third-party application containing similar functionality, as initially delivered or as contemplated to be modified as in Exhibit 1 hereto, upon notice by Licensee to
Licensor, the License shall be terminated and the License Fee shall be reduced by an amount equal to one eighth of the initial License Fee for each full month remaining prior to the Settlement Date. In this event, Licensee's total liability under this Agreement shall not exceed, on a cumulative basis, the actual amounts contemplated to be paid by Licensee to Licensor pursuant to this paragraph.

If Licensor does not receive Licensee's payment in full of any outstanding unpaid balance of the License Fee prior to 5:00PM EDT on the Settlement Date, license to use and/or modify the source code of the Licensed Programs and to use and/or modify its User Documentation may be terminated, in the sole discretion of Licensor. In this event, Licensee's delivery of the OneClaim(R)Plus Upgrade
Tasks described on Exhibit 1 shall constitute full and complete compensation or payment of Licensee's total liability to Licensor under this Agreement.

Licensee shall provide to Licensor, as part of the compensation or payment, all of the Modifications to the Licensed Software, together with a non-exclusive perpetual license to use such Modifications as Licensor sees fit. Such
Modifications shall be provided to Licensor on the Settlement Date; provided, however, that delivery to Licensor of an Internet-native version of the Licensed
Programs shall occur when Licensee completes development of the same.

If Licensor does not receive all of Licensee's Modifications to the source code and/or User Documentation pertaining to the Licensed Software prior to 5:00PM
EDT on the Settlement Date, license to use and or modify the source code of the
Licensed Programs and to use and modify its User Documentation may be terminated, in the sole discretion of Licensor.

Licensee also agrees to pay to Licensor all reasonable and actual travel and lodging expenses associated with any pre-approved training or other visits by
Licensor's employee(s) within 15 days of submission of the related Expense
Report. Licensee will provide Licensor's employee(s) with suitable airline transportation ticket(s) in advance for travel it approves in support of this
Agreement.

5.       TITLE
Title and all ownership rights to the Licensed Software and its copyrights are and shall remain in Licensor. Licensee agrees to maintain the confidential and proprietary nature of the Licensed Software provided by Licensor. Licensee shall require that any of its client(s) or sub-licensees using the Licensed Software, acknowledge in writing Licensor's title and the confidential and proprietary nature of the Licensed Software. Licensor reserves all rights not specifically granted herein

Licensor's Initials:_______     page 2 of 9 pages     Licensee's Initials:______

6.       WARRANTIES AND REPRESENTATIONS
Licensor represents and warrants to Licensee that (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has all requisite corporate power and authority to execute, deliver and perform this Agreement; (b) this Agreement, when executed and delivered by
Licensor, will be the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms; (c) the execution, delivery and performance of this Agreement by Licensor does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensor,
(ii) any law, order, judgment or governmental rule or regulation applicable to
Licensor, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensor is a party; and the execution, delivery and performance of this Agreement by Licensor does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority; (d) Licensor owns full right, title and interest in and to the Licensed Software; and (e) Licensor has not received any written notice that the Licensed Software infringes the proprietary rights of any third party.

Licensee represents and warrants to Licensor that (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of
Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement; (b) this Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of
Licensee, enforceable against Licensee in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

7.       ADDITIONAL TERMS AND CONDITIONS
The additional terms and conditions set out in Exhibits 1 and 2 attached hereto are incorporated into this Agreement and are an integral part hereof.

8.       SOFTWARE SUPPORT AND MAINTENANCE SERVICES
No Software Support and Maintenance Services are contemplated on the part of
Licensor to Licensee within this Agreement. Licensee shall provide any such services that become necessary or desirable to Licensee's client(s) who may use the Licensed Software modified by Licensee.

9.       CONFIDENTIAL AND PROPRIETARY INFORMATION
Licensee hereby acknowledges that the Licensed Software (including any
Modifications) contains confidential and proprietary information belonging exclusively to Licensor or such third party as may be identified on the Licensed
Software or applicable Documentation ("Confidential & Proprietary Information").
Confidential & Proprietary Information does not include: (i) information already known or independently developed by the Licensee outside the scope of this relationship by personnel not having access to any Confidential & Proprietary
Information; (ii) information in the public domain through no wrongful act of the Licensee, or (iii) information received by the Licensee from a third party who was free to disclose it. With respect to the Confidential & Proprietary
Information, and except as expressly authorized herein, the Licensee hereby agrees that during the Term and at all times thereafter it shall not use, commercialize or disclose such Confidential & Proprietary Information to any person or entity, except to its own agents, employees or third parties having a
"need to know" (and who themselves are bound by similar nondisclosure restrictions); provided that all such recipients shall have first executed a confidentiality agreement containing substantially similar terms. Neither the
Licensee nor any recipient shall: (i) alter or remove from any Licensed Product or associated Documentation any proprietary, copyright, trademark or trade secret legend, or (ii) attempt to decompile, disassemble or reverse engineer the
Licensed Product or other Confidential & Proprietary Information (and any information derived in violation of such covenant shall automatically be deemed
Confidential & Proprietary Information owned exclusively by Licensor). The
Licensee and its personnel shall use at least the same degree of care in safeguarding the Confidential & Proprietary Information as it uses in safeguarding its own confidential information, but in no event shall less than due diligence and care be exercised. Upon termination, Licensee shall return or destroy all Confidential & Proprietary Information in its possession or control and cease all further use thereof. Licensee acknowledges that violation of the provisions of this Section would cause irreparable harm to Licensor not

Licensor's Initials:_______     page 3 of 9 pages     Licensee's Initials:______

adequately compensable by monetary damages. In addition to other relief, it is agreed that injunctive relief shall be available to prevent any actual or threatened violation of such provisions.

10.      ASSIGNMENT
This Agreement can be assigned by either of the parties upon written notice from the assigning party to the non-assigning party.

11.      DISCLAIMER OF WARRANTY AND LIMITATION OF LICENSOR'S LIABILITY
Licensor makes no warranties with respect to the Licensed Software except that the media upon which the Licensed Software is distributed shall be machine-readable. The sole obligation of Licensor in this regard shall be replacement of defective media during the thirty (30) day period following delivery of the Licensed Software hereunder. THE FOREGOING LICENSOR
REPRESENTATION AND WARRANTY IS IN LIEU OF ALL OTHER REPRESENTATIONS OR
WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT
SHALL LICENSOR BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING,
WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION,
LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF
OR INABILITY TO USE THIS LICENSED SOFTWARE.

Licensee makes no warranties with respect to the Modifications except that the media upon which the Modifications are distributed shall be machine-readable.
The sole obligation of Licensee in this regard shall be replacement of defective media during the thirty (30) day period following delivery of the Modifications hereunder. THE FOREGOING LICENSEE REPRESENTATION AND WARRANTY IS IN LIEU OF ALL
OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT
LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE. IN NO EVENT SHALL LICENSEE BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES
WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS,
BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSS)
ARISING OUT OF THE USE OF OR INABILITY TO USE THE MODIFICATIONS.

12.      ENTIRE AGREEMENT
This Agreement constitutes the entire agreement between the Licensor and
Licensee. It is intended as a complete and exclusive statement of the terms of their Agreement. No agent, employee, or representative of Licensor has any authority to bind Licensor to any affirmation, representation or warranty concerning the product(s) sold under this Agreement, unless the same is included within this written Agreement. This Agreement may be modified or rescinded only by a written instrument signed by the parties hereto or by their duly authorized agents.

13.      NOTICES
Notices hereunder will be delivered and effective as follows:

        (a) Every notice required or contemplated by this Agreement to be given by either Party may be delivered in person or may be sent by courier, telecopy, express mail, telex, telegraph or postage prepaid certified or registered air mail, addressed to the Party for whom it is intended, at the address of each Party's principal place of business first shown above and directed to the person executing this Agreement.
        Either Party may change its addressee or address for notice by giving notice to the other Party of the change.
        (b) Any written notice will be effective no later than the date actually received.
        (c) Unless otherwise provided in this Agreement, notice by courier, express mail, certified mail, or registered mail will be effective on the date it is officially recorded as delivered by return receipt or equivalent and in the absence of such record of delivery it will be irrefutably presumed to have been delivered on the fifth business day after it was deposited, first-class postage prepaid, in the United
        States Mail.
        (d) Notice by telex or telegraph will be deemed given at the time it is recorded by the carrier in the ordinary course of business as having been delivered, but in any event no later than one business day after dispatch.
        (e) Notice not given in writing will be effective only if acknowledged in writing by a duly authorized officer of the Party to whom it was given.
        (f) As used in this Section 13, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

Licensor's Initials:_______     page 4 of 9 pages     Licensee's Initials:______

14.      EFFECT OF PARTIAL INVALIDITY
If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then:
        (a) the validity and enforceability of all provisions of this Agreement, not ruled to be invalid or unenforceable, will be unaffected;
        (b) the effect of the ruling will be limited to the jurisdiction of the court or other government body making the ruling;
        (c) the provision(s) held wholly or partly invalid or unenforceable will be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties'
        intent as manifested herein; and
        (d) if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement will be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

15.      BUSINESS JUDGMENT
In any circumstance where this Agreement provides for either Party to make a determination in its judgment, that judgment will be conclusive and binding, regardless of any allegation of malice or bad faith on the part of that Party, unless it be shown by clear and convincing evidence that a prudent person in the management of his or her own affairs could not have made the judgment in question in the same circumstances.

16.      CHOICE OF LAW, JURISDICTION AND VENUE
This Agreement will be interpreted and enforced in accordance with the laws of the State of Texas applicable to agreements made and performed entirely in that state by Persons domiciled therein. Wherever a term defined by the Uniform
Commercial Code is used in this Agreement, the definition contained in the Code as adopted in the State of Texas as effective and in force on the date of this
Agreement shall control. Suit to enforce this Agreement or any provision thereof will be brought exclusively in the state or federal courts located in Tarrant
County in the State of Texas.

17.      ATTORNEY'S FEES
If litigation or other action is commenced between the Parties concerning any dispute arising out of or relating to this Agreement, the prevailing Party in any contested ancillary proceeding relating to the action (e.g., motions to transfer, to compel discovery, etc.) and the prevailing Party in the action itself will be entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses associated with the ancillary proceeding or action, including without limitation reasonable attorney's fees and expenses.

18.      NO WAIVER
The failure of either Party at any time to require performance by the other
Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that provision. Any waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

19.      BINDING ON SUCCESSORS
This Agreement will be binding upon and inure to the benefit of the Parties and their successors and assigns.

20.      SECTION HEADINGS
The article headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this
Agreement.

Licensor's Initials:_______     page 5 of 9 pages     Licensee's Initials:______

21.      COUNTERPARTS
This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate. The
Parties stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the
Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

ACCEPTED BY LICENSOR:                                LICENSEE:

MB SOFTWARE SOLUTIONS, INC.                          INNERSPACE CORPORATION

By:/s/ Scott A. Haire                                By:/s/ Robert D. Arkin

Name:  Scott A. Haire                                Name:  Robert D. Arkin
Title: Chairman                                      Title: Chief Executive Officer
Effective Date: November 14, 2001                    Date:  November 14, 2001

SALES AGENT:

         Robert E. Gross
         725 Winter Wind Way
         Roswell, GA  30075-1853

Licensor's Initials:_______     page 6 of 9 pages     Licensee's Initials:______

Exhibit 1 to Software Source Code License Agreement

                           ONECLAIM PLUS UPGRADE TASKS

     1.  OneClaim(R)Plus Analysis and Design
        Review of all the code, its structure and architecture. Plan and design the upgrade, including specific program migration strategies and minimization of conversion issues.

     2.  Security & Encryption
        The security and encryption software developed for MedEWay's Internet site will be integrated into this UCP upgrade. It will use RC4/RC5 128 bit Public/Private keyed encryption. There is no new development required for this effort.

     3.  Communications Software
        The previous version of the OneClaim(R)Plus software relied on TAPI custom controls to communicate with external systems. MedEWay (MBSSI's
        Parent) is addressing this issue and will provide these programs. The purpose of the this software is to communicate out of OneClaim(R)Plus to MedEWay's Electronic Claims Clearinghouse and Electronic Statement
        Processing Center.

     4.  Scheduler Software
        Scheduler software is already converted to Visual Basic 6.0. Remaining work is required fitting the SQL database and removing/replacing and upgrading custom controls.

     5.  Database Utilities
        The entire set of database utilities included in the previous version of the software must be completely redeveloped. These will take about
        2 weeks to complete.

     6.  Patient Wizard
        The "Patient Wizard" will be upgraded to operate consistently with the other programs, controls and database being upgraded.

     7.  SDS Billing
        This Billing module performs the functions of validating and formatting claims and patient statements for production ion paper or electronic submission. Inspection by two developers, one highly skilled in C++, indicate that it will not be very difficult to upgrade the programs to work with VB6 and the SQL database - about a week's work, much of it checking the work and testing once programming is completed.

Licensor's Initials:_______     page 7 of 9 pages     Licensee's Initials:______

Exhibit 1 to Software Source Code License Agreement

                           ONECLAIM PLUS UPGRADE TASKS

     8.  OneClaim Plus Program (Main Application)

        Conversion of the Main Application is approximately 60% completed, not counting integration with other programs and testing. There are several issues that must be addressed for the software to be completely functioning as it would in its current state.
                a. Completion of database upgrade to SQL Server 2000
                b. Completion of removal of custom controls that are no longer needed and upgrading controls
                c. Completion of look and feel testing
        Remaining work with this program will be spent addressing look and feel issues, integration of the other products with it, and testing

     9.  Help Files
        There is a large investment in the Help Files and they can remain largely untouched. However, there is a moderate amount of structural work required to fit them into the upgraded software package.

    10.  Installation Procedure
        The automated installation and uninstallation process will be accomplished, in a straightforward approach, using the Wise 3.5 for
        Windows Installer Utility program. The current installation program, although it might convert easily, will be entirely replaced in order to work with the recent advances in the Installer Utility program.
        This will be built and tested with the delivery of each module and finalized as the last development task.

Overall UpgradeTasks
The Licensed Software shall be modified by Consultant as specified elsewhere herein to include:

1. Conversion from Microsoft Visual Basic 4 to Microsoft Visual Basic 6;
2. Conversion from Microsoft ACCESS to Microsoft SQL and Microsoft SQL Server 2000;
3. Conversion from lower levels of Microsoft C or Microsoft C++ to Microsoft C++6;

4. Review of all third party control software, removal/updating of non-current versions of third party control software and conversion from third party control software to Microsoft versions, where practical; and all the while
   Maintaining the functional equivalent to the OneClaim(R)Plus software, as originally provided; and

5. Conversion of the Licensed Programs to an Internet-native platform in a current programming structure, which could include, but is not limited to,
   Microsoft Active Server Pages, JSP, XML, or Microsoft .net programming. A non Internet-native platform could include, but not be limited to environments such as those offered by Menta, GraphOn, Citrix, Netilla and other similar "web enabling" software for making non Internet-native application software available to users on the Internet.

Licensor's Initials:_______     page 8 of 9 pages     Licensee's Initials:______

Exhibit 2 to Software Source Code License Agreement

               ELECTRONIC CLAIMS AND STATEMENTS SERVICES ADDENDUM

A.       ELECTRONIC CLAIMS AND STATEMENTS SERVICES
Subject to terms and conditions set forth below, Licensor agrees to provide and the Licensee agrees to purchase Electronic Claims and Electronic Statements
Services, with respect to the Licensed Programs for a period of three years after the Effective Date, during which period such services shall be provided solely and exclusively by Licensor in the event Licensee or Licensee's clients or sublicensees using the Licensed Programs use any electronic claims or electronic statement processing services. Thereafter, Licensee reserves the right to purchase such services from providers other than Licensor. Licensor agrees to perform the following on behalf of Licensee or any Licensee's clients that are using the Licensed Programs during the Processing Period:

o Provide for the submission and filing of Electronic Healthcare Claims out of the Licensed Programs. Where and when they are available, this will include Acknowledgement Reporting and Other Claim Related
  Electronic Transactions, which may include, but are not limited to,
  Insurance Eligibility Inquiry and Electronic Claims Status Checking.

o Provide for the submission and mailing of Electronic Patient
  Statements out of the Licensed Programs. Where and when they are available, this will include Acknowledgement and Status Reporting.

o Provide remote technical assistance and consultation to Licensee with respect to the use of Electronic Claims And Electronic Statements
  Services. Licensee will provide such support to its clients that are using the Licensed Programs.

B.       PRICING
Licensee shall pay Licensor for the Electronic Claims and Statements Services as
they are used by Licensee or Licensee's Clients relating to the Licensed
Programs. Licensee is able to charge different pricing to its clients using the
Licensed Programs and participating in these services. This pricing is subject to change with 60 day's written notice by Licensor to Licensee.

        o Electronic Claims

                o A one time Enrollment Fee of $75.00 per Practice, where a
                  Practice is defined as one or more healthcare providers
                  practicing under one Federal Tax ID.

                o 45 cents for each Electronic Claim submitted, including each
                  Paper Claim that is subsequently printed and submitted from the clearinghouse for non-electronic payors.

        o Other Claim Related Electronic Transactions

                o Pricing will be determined at a later time, as these transactions may become available and requested by Licensee.

        o Electronic Patient Statements

                o A one-time Postage Deposit of 50% of the estimated monthly statements anticipated to be processed on behalf of Licensee or
                  Licensee's clients using the Licensed Programs. Such Postage
                  Deposit may be adjusted from time to time, at the sole discretion of Licensor, in the event that monthly submissions of Electronic
                  Statements increase or decrease significantly.

                o 65 cents for each Electronic Statement submitted.

C.       PAYMENTS

        o Licensee shall make all required payments relating to Electronic Claims,
          Other Claim Related Electronic Transactions and/or Electronic Statements,
          pursuant to monthly invoicing by Licensor, such that they are received by
          Licensor within 15 days of related invoicing. Any payments not made to
          Licensor when due shall accrue a financial interest fee of 18% APR, or the maximum amount allowable by law, whichever is least. If any of these required payments are not received within 30 days from Licensor's invoicing, Licensor may terminate the Electronic Claims or Statements
          Services, in its sole discretion.

Licensor's Initials:_______     page 9 of 9 pages     Licensee's Initials:______